EXHIBIT 99.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. § 1350, I, Godfrey Hui Chin Tong, the Chief Executive Officer of Teda Travel Incorporated, a Florida corporation (the “Company”), hereby certifies that the Company’s Amendment No. 2 to the Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 2002 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 12, 2003

/s/  GODFREY HUI CHIN TONG

Name:

Godfrey Hui Chin Tong

Title:

Chief Executive Officer